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                                                                   EXHIBIT 10.24


                               CMS TAX AGREEMENT


       This Agreement is made and entered into as of the 24th day of February, 1995, by and between Amoco Corporation ("Amoco"), an Indiana corporation ("Amoco"), Amoco Production Company, a Delaware corporation ("APC"), CMS Energy Corporation, a Michigan corporation ("CMS"), CMS Enterprises, Inc., a Michigan corporation ("Enterprises"), CMS-Nomeco Oil & Gas Co., a Michigan corporation ("Nomeco"), Walter International, Inc., a Texas corporation ("Walter"), Walter Congo Holdings, Inc., a Texas corporation ("Walter Holdings"), and Walter International Congo, Inc., a Delaware corporation ("Walter Congo").

                              W I T N E S S E T H:

       WHEREAS, Amoco is the indirect parent of APC; and

       WHEREAS, APC was the owner of ten (10) issued capital shares, one hundred United States Dollars (U.S. $100.00) par value per share, of Amoco Congo Exploration Company ("ACEC") (ACEC or its successor corporation, Walter Congo, sometimes hereinafter referred to as the "Company"), constituting all of the ACEC's issued and outstanding shares of capital stock ("Shares"); and

       WHEREAS, the Company's operations are subject to taxation in the Republic of the Congo ("Congo") as a branch operation of a foreign corporation; and

       WHEREAS, ACEC may have incurred substantial dual consolidated losses ("DCLs"), as defined by the DCL Regulations; and

       WHEREAS, APC and the Amoco Consolidated Group have filed all necessary certifications required pursuant to Treasury Regulation Section 1.1503-2A(d)(3), and have filed and will timely file all certifications required pursuant to Treasury Regulation Section 1.1503-2(g)(2), and have filed the replacement election under Treasury Regulation Section 1.1503-2(h)(2)(ii) with the United States Internal Revenue Service ("IRS") regarding the use of said DCLs; and

       WHEREAS, the existing DCLs of the Company must be recaptured into income under certain circumstances, potentially resulting in substantial tax liability, as well as an interest charge thereon; and

       WHEREAS, on February 22, 1995, Amoco filed a request for a private letter ruling with the U.S. Internal Revenue Service (the "Service") that the net operating losses of ACEC do not constitute DCLs; and

       WHEREAS, on the Sale Closing Date (as hereinafter defined), APC sold all of the Shares of ACEC to Walter Holdings by means of a taxable reverse subsidiary merger; and
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       WHEREAS, Walter Holdings is a wholly-owned subsidiary of Walter; and

       WHEREAS, OPIC has issued to Walter a contract of political risk insurance ("Insurance Policy") with respect to Walter's investment in the Company, and, upon payment of certain claims under such policy, Walter will transfer or cause to be transferred, to OPIC the Shares and/or other interests in, or of, the Company; and

       WHEREAS, OPIC and Walter Holdings have entered into a Finance Agreement (the "Finance Agreement") and a related Participation and Guaranty Agreement, pursuant to which OPIC has guaranteed the obligations of Walter Holdings and the Company in respect of loans (the "Loans") to be made by lenders pursuant to the Finance Agreement; and

       WHEREAS, the obligations of the Company and Walter Holdings under the Loan Agreements will be secured by a pledge of the Shares and by a lien on specified escrow accounts at a bank in the United States containing funds denominated in U.S. dollars; and

       WHEREAS, under the terms of that certain Tax Agreement dated February 23, 1995, between, inter alia, Amoco, APC, Walter, Walter Holdings, and the Company (the "Tax Agreement"), Walter, Walter Holdings, and the Company agreed that they shall (i) promptly notify APC of any proposed transaction that might constitute an event that could trigger recapture of any DCLs under the DCL Regulations; (ii) allow APC to advise them regarding the terms and conditions of such proposed transaction solely for the purpose of avoiding recapture of any DCLs; and (iii) obtain the written approval of APC with respect to such proposed transaction, which approval is not to be unreasonably withheld; and

       WHEREAS, following the sale of ACEC to Walter Holdings, CMS Merging Corporation, a Texas corporation and a wholly-owned subsidiary of CMS, will be merged with and into Walter. It is contemplated that following the CMS Merging Corporation-Walter merger, CMS will transfer all the outstanding stock of Walter to Enterprises, a subsidiary of CMS, and immediately thereafter, Enterprises will transfer all of the outstanding stock of Walter to Nomeco, a subsidiary of Enterprises (the transactions described in this paragraph hereinafter collectively referred to as the "Proposed Acquisition"); and

       WHEREAS, follow the Proposed Acquisition, each of Enterprises, Nomeco, Walter, Walter Holdings, and Walter Congo will be members of the CMS Consolidated Group; and

       WHEREAS, the execution of this Agreement by the parties hereto is a condition precedent to Amoco's granting its approval to the Proposed Acquisition; and

       WHEREAS, the parties hereto desire to avoid triggering recapture into income of any DCLs pursuant to the provisions of the DCL Regulations; and


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       WHEREAS, CMS Enterprises, Nomeco, Walter, Walter Holdings, and Walter
Congo collectively, the "CMS Indemnifying Parties") hereby acknowledge that, after the Proposed Acquisition, Amoco and APC can rely only on CMS, Enterprises, Nomeco, Walter, Walter Holdings, Walter Congo, and their successors and assigns, to monitor transactions with respect to the Company and take any action necessary to prevent the triggering of the DCL recapture liability.

       NOW THEREFORE, in consideration of the premises and the respective covenants, agreements, and conditions contained herein, the parties hereby agree as follows:

1.     Definitions

       For the purposes of this Agreement, the following terms shall have the following meanings:

       "Affiliate" shall mean:

             (1) any company at least fifty percent (50%) of whose shares entitled to vote for the election of directors are owned, directly or indirectly, by such party;

             (2) any company which owns, directly or indirectly, at least fifty percent (50%) of the shares entitled to vote for the election of directors of such party; or

             (3) any company at least fifty percent (50%) of whose shares entitled to vote for the election of directors are owned, directly or indirectly, by a company which at the same time owns, directly or indirectly, at least fifty percent (50%) of the shares entitled to vote for the election of directors of such party.

       "Agreement" shall mean this Agreement and any amendments thereto.

       "Closing Agreement" shall mean an agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(2).

       "Closing Date" shall mean the date of the proposed merger of CMS Merging Corporation into Walter.

       "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended. All references herein to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

       "Consolidated Group" shall mean a group of corporations that has elected to make a consolidated return with respect to income tax imposed by chapter 1 of the Code.


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       "DCL" shall mean the dual consolidated losses of the Company, if any, as defined in section 1503(d) of the Code and the DCL Regulations.

       "DCL Regulations" shall mean Treasury Regulation Section 1.1503-2A, Treasury Regulation Section 1.1503-2, or any successor regulation as in effect from time to time.

       "Event of Default" shall have the meaning defined in the Finance
       Agreement.

       "Loss Event" shall have the meaning defined in the Insurance Policy.

       "Obligated Person" shall mean any Person (other than OPIC or any Person (other than a Person who is a party to this Agreement) who acquires any interest in any of the Shares or any of the assets of the Company from or under the direction of OPIC solely as a result of OPIC's exercise of its rights under any Insurance Policy or Loan Agreement) who acquires any interest in any of the Shares or any of the assets of the Company (including but not limited to any transferee, creditor, guarantor, or subrogee), excluding any unrelated third party who purchases hydrocarbons or surplus materials or equipment from the Company in the ordinary course of the Company's business.

       "OPIC" shall mean the Overseas Private Investment Corporation, an agency of the United States of America organized as a corporation under the laws of the United States.

       "Person" shall have the meaning contained in section 7701(a)(1) of the Code and any Treasury Regulations promulgated thereunder.

       "Sale Closing Date" shall mean the date on which APC sold all of the Shares to Walter Holdings by means of a taxable reverse subsidiary merger.

       "Separate Unit" shall have the meaning contained in Treasury Regulation
       Section  1.1503-2(c)(3).

       "Taxes" shall mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any of the foregoing Taxes.

       "Treasury Regulations" shall mean the Treasury Regulations promulgated under the Code, including any amendments or any substitute or successor provisions thereto.

       "Triggering Event" shall mean any one or more of the events specified in Treasury Regulation Section 1.1503-2(g)(iii)(A) or Treasury Regulation
       Section 1.1503-2A(d)(4), the occurrence of which would require the recapture of DCLs, plus applicable interest, into income as provided in the DCL Regulations.


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2.     Closing Agreement

       A. Amoco and CMS agree that prior to the Closing Date, CMS, Walter, the Company, and if the Service deems it necessary, Amoco, shall submit to the IRS a request for a Closing Agreement as specified in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(2) in the form and substance attached hereto as Exhibit A.

       B. In conjunction with the Closing Agreement specified in Article 2.A, above, and as an integral part thereof, CMS, Walter, the Company, and if the Service deems it necessary, Amoco, shall request from the Service a ruling that the Proposed Acquisition will not constitute a Triggering Event with respect to any DCLs of the Company.

       C. CMS, Walter, the Company, and, if necessary, Amoco, agree to make all representations and to supply all information necessary for the Service to enter into the Closing Agreement and to issue the rulings requested under this Article 2, including, but not limited to:

             (1) representations by CMS, Walter, Walter Congo, and, if deemed necessary by the Service in order to have an effective Closing Agreement, Amoco, that they agree to be jointly and severally liable for the amount of United States federal income tax with respect to any DCLs of ACEC incurred up to and including the Sale Closing Date, plus any applicable interest charge thereon, due as a result of the occurrence of any Triggering Event;

             (2) representations by CMS, Walter, and Walter Congo that they agree to be jointly and severally liable for the amount of United States federal income tax, plus any applicable interest charge thereon, with respect to any DCLs of the Company incurred after the Sale Closing Date, due as a result of the occurrence of any Triggering Event;

             (3) representations by CMS that it will treat any potential recapture amount as unrealized built-in gain for purposes of section 384(a) of the Code;

             (4) representations by CMS and the Company that they will each timely file the agreement (including applicable certifications) required by Treasury Regulation Section
                  Section  1.1503-2(g)(2)(iv)(B)(2)(iii) and 1.1503-2(g)(2)(i).


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3.     Covenants Regarding Periods After Closing Date

       CMS, Enterprises, Nomeco, Walter, and the Company agree with respect to each taxable year ending after the Closing Date that they:

       A. shall not take any action to cause the occurrence of any Triggering Event;

       B. shall limit the business of the Company to the exploitation of the Yombo Permit;

       C. shall promptly notify APC of (i) any proposed voluntary sale, exchange, transfer, contribution, distribution, actual or constructive liquidation, dissolution, reorganization, lease, farmout of any of the Shares or any of the assets of the Company or any Separate Unit thereof that would have the effect of causing the Company to cease being a member of its Consolidated Group, or any of the assets of the Company or any Separate Unit thereof (other than sales of hydrocarbons or surplus materials or equipment to unrelated third parties in the ordinary course of business), or (ii) any proposed sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, or other disposition of CMS, Enterprises, Nomeco, Walter, or Walter Holdings or the stock of CMS, Enterprises, Nomeco, Walter, or Walter Holdings that would have the effect of causing the Company to become a member of a new Consolidated Group. Prior to the consummation of any such voluntary sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition, CMS shall:

             (1) allow APC to advise CMS and its Affiliates regarding the terms and conditions of such proposed sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition solely for the purpose of avoiding recapture of any DCLs of the Company or any Separate Unit thereof as a result of said sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition; and

             (2) obtain the written approval of APC with respect to such terms and conditions, which approval shall not be unreasonably withheld;

       D. shall promptly notify APC of any actual or potential involuntary sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of the Company or any of the Shares or any of the assets of a Company or any Separate Unit thereof, or any sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, or other disposition of CMS or any Affiliate of CMS or the stock of CMS or any Affiliate of CMS that could have the effect of causing a Company to become a member of a new Consolidated Group, including, but not


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             limited to (i) any Event of Default by any of Walter, Walter
             Holdings, or the Company under any Loan Document or other obligation to OPIC; (ii) any default or claimed default by any of Walter, Walter Holdings, or the Company with respect to any indebtedness that could result in a recapture of DCLs of the Company or any separate Unit thereof; or (iii) any Loss Event under any Insurance Policy or any other similar policy issued by any other Person relating to the Company that could result in a recapture of DCLs of the Company or any Separate Unit thereof;

       E. shall, prior to any sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of the Company or any of the Shares that would have the effect of causing a Company to cease being a member of its Consolidated Group or any of the assets of the Company or any Separate Unit thereof (other than sales of hydrocarbons or surplus materials or equipment in the ordinary course of business), notify APC in writing of the terms and conditions of the proposed sale, exchange, transfer, contribution, disposition, reorganization, actual or constructive liquidation, dissolution, lease, farmout, or other disposition and APC shall then have thirty (30) days to elect to purchase such Shares or assets on such notified terms;

       F. shall require any Obligated Person to agree to fulfill and be bound by all of the obligations and covenants of CMS, Enterprises, Nomeco, Walter, Walter Holdings, and Walter Congo contained in this Agreement;

       G. shall honor and abide by, and shall not in any way amend the terms and obligations, of that certain Letter dated November 21, 1994, from ACEC to the Director General of Taxation of the Congo;

       H. shall not permit the Company to incur secured indebtedness in excess of $10,000,000 in the aggregate, other than the Loans, without the prior written consent of APC, which consent shall be granted if the lender enters into an option agreement with APC similar in form and substance to that certain Option Agreement between Amoco and OPIC dated February 24, 1995; and

       I. shall not permit any omission within its control that causes a Triggering Event (other than any failure to contribute money or assets to the Company).

Notwithstanding the covenants contained in this Article 3, (A) if (i) the conditions contained in Article 4.B or Article 4.C hereof are met with respect to an event and (ii) CMS or any Affiliate of CMS is released from any indemnity in accordance with Article 4.B hereof or Article 4.C hereof, then CMS or such Affiliate shall, with respect to that event only, (a) have no further obligation to comply with the obligations or covenants


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contained herein and (b) be released from any breach of any covenant or obligation contained herein, and (B) if (i) the conditions contained in Article 4.B hereof are met with respect to an event and (ii) the Company is released from any indemnity in accordance with Article 4.B hereof, then CMS and its Affiliates shall, with respect to that event only (a) have no further obligation to comply with the obligations or covenants contained herein, and
(b) be released from any breach of any covenant or obligation contained herein. For purposes of this paragraph and Article 4.B and Article 4.C hereof, an event shall be deemed to be a separate event regardless of whether it may be, or may have been intended to be, directly or indirectly, dependent on, related to, or contemporaneous with any other event.

4. Indemnification by CMS, Enterprises, Nomeco, Walter, Walter Holdings, and the Company

       A. Except as expressly provided in Article 4.B and 4.C hereof, CMS, Enterprises, Nomeco, Walter, Walter Holdings, the Company, or each of them, jointly and severally, agree to indemnify and hold harmless APC, its Affiliates, and their respective directors, officers, and employees from and against any and all Taxes, tax credits utilized, interest, penalties, costs of enforcement, and reasonable attorneys fees incurred in defending against any claim for Taxes, interest, penalties, or additional income or the enforcement of this indemnification, if any, arising out of or based upon or with respect to any failure by CMS, Enterprises, Nomeco, Walter, Walter Holdings, the Company, or any of them, to comply with each and every obligation and covenant of this Agreement.

       B. Notwithstanding the foregoing Article 4.A, CMS, Enterprises, Nomeco, Walter, Walter Holdings, or the Company shall not be required to indemnify APC, its Affiliates, or their respective directors, officers, and employees:

             (1) if, in the case of (i) a voluntary sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of the Company or any of the Shares that would have the effect of causing the Company to cease being a member of its Consolidated Group or assets of the Company or any Separate Unit thereof (other than sales of hydrocarbons or surplus materials or equipment in the ordinary course of business), or (ii) any sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, or other disposition of CMS, Enterprises, Nomeco, Walter, Walter Holdings or the stock of CMS, Enterprises, Nomeco, Walter, or Walter Holdings that would have the effect of causing the Company to become a member of a new Consolidated Group, CMS, Enterprises, Nomeco, Walter, Walter Holdings, and the Company obtained the review and written approval described in Article 3.C hereof.

             (2) in the case of a transfer of any Shares of U.S. dollars contained in any escrow account to OPIC or any other secured lender as a result of a foreclosure upon default, but only if APC and OPIC or other secured lender, as the case may be, are, at the time of such transfer of Shares of U.S. dollars, parties to an option agreement in the form and substance of that certain Option Agreement attached as Schedule L to the Agreement;


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             (3)  in the case of any transfer of Shares or assets resulting from an expropriation or other Loss Event under an Insurance Policy, unless OPIC fails to pay compensation for any loss under political risk or similar insurance because OPIC has determined that a primary cause of the loss was unreasonable actions, including corrupt practices, attributable to CMS or any Affiliate of CMS; or

             (4) if, in the case of any other sale, exchange, transfer, contribution, reorganization, distribution, actual or constructive liquidation, dissolution, lease, farmout, or other disposition of the Company or any of the Shares or assets of the Company not otherwise described in this Article 4.B, CMS, Enterprises, Nomeco, Walter, Walter Holdings, or Company complied with Article 3.E hereof.

       C. Notwithstanding the foregoing Article 3 or Article 4.A, in the case of a Triggering Event attributable to a taxable period in which the Company is not an Affiliate of CMS, CMS and its Affiliates at the time of such Triggering Event shall not be required to comply with the covenants and obligations contained in
             Article 3 hereof or to indemnify APC, its Affiliates, or their respective directors, officers, and employees.

5.     Indemnification by APC

       If CMS, Enterprises, Nomeco, Walter, Walter Holdings, and the Company shall have complied with the obligations and covenants contained in
       Article 3 of this Agreement with respect to a Triggering Event that caused the recapture of DCLs of a Company or a Separate Unit thereof and such DCLs are attributable to periods ending on or before the Sale Closing Date, then APC shall indemnify and hold harmless CMS and its Affiliates, and their respective directors, officers, and employees from and against any and all Taxes, tax credits utilized, interest, penalties, costs of enforcement, and reasonable attorneys fees incurred in defending against any claim for Taxes, interest, penalties, or additional income or the enforcement of this indemnification, if any, arising out of or based upon or with respect to any such recapture.

6.     Rights of Indemnifying Party

       A. Each indemnified party hereunder agrees that within five (5) calendar days following the issuance of any notice from any taxing authority of a Tax assessment or deficiency resulting from any DCL recapture in connection with which a claim for indemnification under this Agreement might be made (a "Claim"), it will give prompt notice thereof to the indemnifying party, together with a statement of such information respecting any of such facts as it may have and a formal demand for indemnification. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party fails to notify the indemnifying party in sufficient time and with sufficient detail to permit the


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             indemnifying party to defend against such matter and to make a timely response thereto.

       B. The indemnifying party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings any Claim with respect to which they are called upon to indemnify the indemnified party; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within 10 days after the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. The indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.

       C. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person, and the indemnifying party will reimburse the indemnified party for any expenses it incurs by so cooperating. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons asserting any Claim against the indemnified party or conferences with representatives of or counsel for such Persons.

       D. The indemnified party shall take no action which would prejudice the indemnifying party's defense of the matter giving rise to the Claim.

       E. The indemnified party shall have no right to recover from any other party hereto any losses, costs, expenses, or damages arising under or in connection with this Agreement any amount in excess of actual damages, court costs, and reasonable attorney fees, suffered by such party. Each indemnified party waives any right to recover punitive, special, exemplary, and consequential damages arising under or in connection with this Agreement.

7.     Defense Against Tax Claims

       A. Amoco and CMS each agrees to notify the other parties to this Agreement promptly in the event that, in respect of the Company or any Separate Unit thereof, (i) any tax authority, in the course of any audit or other examination of the tax returns or records of such party, raises any question or issue with respect to any loss, expense, or deduction constituting a DCL or any potential DCL recapture, or (ii) any tax authority issues a notice of proposed adjustment or similar notice with respect to any potential DCL recapture.


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             CMS will permit Amoco and will cause the Company and/or its successors to permit Amoco, at Amoco's option and expense, to direct the Company or any other Affiliate of CMS to take whatever actions are reasonably necessary in Amoco's judgment to contest and defend any issues which may result in a claim for such Taxes prior to the payment of such Taxes.

             In the event CMS or any Affiliate of CMS is responsible for paying Taxes described in this Agreement or required to pay Amoco the amount of such Taxes under any of the terms of this Agreement, Amoco will permit CMS, at CMS's option and expense, to direct Amoco to take whatever actions are reasonably necessary in CMS's judgment to contest and defend any issues which may result in a claim for such Taxes prior to the Payment of such Taxes and prior to the payment of the amount of such Taxes to Amoco. If CMS exercises the option provided for in the preceding sentence, Amoco will, at CMS's request, cause its employees and representatives to be available (at reasonable times and places) to consult with employees and representatives of CMS regarding the issues relating to such Taxes. CMS shall reimburse Amoco for all its reasonable costs and expenses in complying with the previous sentence.

             In the event of a claim by any taxing authority which will adversely affect both Amoco and CMS by the liability to pay Taxes and by payments under the terms of this Agreement or, if the liability under such claim cannot be readily ascertained, Amoco and CMS agree to cooperate fully with each other, each bearing its own expenses, to take whatever action is necessary to contest and defend or to direct the Company to contest and defend any issue which may result in a claim for Taxes or a payment under the terms of this Agreement prior to the payment of such Taxes and prior to the payment of the amount of such Taxes to CMS or Amoco.

       B. If a Tax has been paid to any taxing authority and, as a result of the payment of such Tax, either Amoco or CMS incurs a liability to make payment to the other because of the payment of such Tax, provisions similar to Article 6.A above shall apply to enable the party or parties bearing the burden of the Tax liability to cause the appropriate party to take whatever action is necessary to claim, pursue or litigate with respect to a refund of such Tax.
             If the entire burden of an increased Tax liability has been borne by Amoco or by CMS, the right to litigate for or otherwise claim Tax refunds shall be assigned, to the extent it is legally permissible to do so, to the party bearing such economic burden. If any refunds or settlement amounts shall be delivered to the party who did not bear the burden of the Tax liability, such party shall assign such amounts to the party who bore the burden of the Tax liability. In the event both Amoco and CMS jointly bear the economic burden of the payment of any Tax described in this Agreement, Amoco and CMS agree to cooperate fully with each other, each bearing its own expenses, to cause the appropriate party to litigate the claim for Tax refund and to share the proceeds of any refund or settlement in proportion to the economic burden previously borne.


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8.     Survival

       Except as otherwise expressly provided in Article 4.C hereof, the obligations, covenants, and agreements set forth in the Tax Agreement and this Agreement and in any certificate or instrument delivered in connection therewith and herewith shall, unless otherwise provided, survive regardless of any subsequent transaction involving the stock or assets of the CMS, Enterprises, Nomeco, Walter, Walter Holdings, or the Company or any Separate Unit thereof.

9.     Notices

       A. All notices shall be given in writing and shall be delivered (i) by hand to the party for which intended, (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by telex, or (iv) by facsimile, all of which addressed to the party for which it is intended at the following respective addresses or such other person or address previously furnished in writing by either party in the manner provided herein:

             To Amoco or its Affiliates:     Amoco Corporation
                                             501 WestLake Park Boulevard
                                             Houston, Texas 77079
                                             Telephone: (713) 366-7119
                                             Facsimile: (713) 366-7596
                                             Attention: Michael A. Wolf,
                                             Director of Taxes--APC(I)

                                             with a copy to:

                                             Amoco Corporation
                                             501 WestLake Park Boulevard
                                             Houston, Texas 77079
                                             Telephone: (713) 366-2755
                                             Facsimile: (713) 366-7596
                                             Attention: Robert M. Gordon,
                                             Senior Tax Attorney (International)

             To CMS or its Affiliates:       CMS-Nomeco Oil & Gas Company
                                             1 Jackson Square
                                             Jackson, Michigan 49204
                                             Telephone: (517) 787-9011
                                             Facsimile: (517) 787-6360
                                             Attention: William H. Stephens, III

       B. The date of service of the notice shall be the date on which notice is received.

10.    No Waiver

       No failure or delay by any party hereto in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude the exercise of any other right, power, privilege or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing.

11.    Successors and Assigns

       This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns other than OPIC or any other Person who is not an Obligated Person. No party to this Agreement shall be relieved of its obligations hereunder, by assignment or otherwise, without the prior written consent of the other parties hereto.

12.    Governing Law and Dispute Resolution

       A. This Agreement shall be governed by the laws of Illinois excluding any choice of law provisions which would require the application of the law of any other jurisdiction.

       B. Any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

       C. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this
             Article 12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiciton.

       D. Any arbitration shall be conducted before one arbitrator. The arbitrator shall be a licensed practicing attorney who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

       E. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

       F. All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by Amoco, on the one hand, and CMS, on the other hand, equally unless otherwise awarded by the arbitrator.

13.    Further Assurances and Guaranty

       A. The parties hereto hereby agree to execute all such further instruments and documents, and to take all such other actions, as may be reasonable and appropriate to further effectuate the intent of this Agreement.

       B. CMS, Enterprises, Nomeco, Walter, Walter Holdings, and Walter Congo, jointly and severally, unconditionally guarantee as if each of them were the primary obligor, the punctual payment and performance of each of their obligations under this Agreement and any other agreement between any of the parties hereto required by this Agreement.

14.    Headings

       References herein to Articles are to Articles of this Agreement. Article headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

15.    Severability of Provisions; Effectiveness

       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Agreement shall become effective when CMS Merging Corporation, or another member of the CMS consolidated group, merges into and with Walter as contemplated by the fourteenth Whereas paragraph hereof.

16.    Execution in Counterparts

       This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

17.    Entire Agreement

       Except for the Tax Agreement, to which Amoco, APC, Walter, Walter Holdings, and the Company shall remain subject, this Agreement represents the entire understanding of the parties with respect to the subject matter hereof. There are no other terms, condiitions, representations or warranties, express or implied, written or oral, except as set forth herein or in the Tax Agreement. No amendments, modifications or additions hereto shall be binding unless executed in writing by all of the parties to this Agreement.

18.    Expenses

       Except as otherwise expressly provided in the Agreement or in this Agreement, each party shall pay its own expenses, including consultants', counsels', and public accountants' fees and expenses incurred in any way in connection with this Agreement.

19.    Confidentiality

       Except as may be required by law or regulation or this Agreement, the parties agree to keep confidential this Agreement and the terms and provisions hereof and not to disclose them to any third party without the prior written consent of the parties hereto.

20.    No Third Party Beneficiaries

       Nothing expressed or referred to in this Agreement is intended to or shall be construed to give any Person other than Amoco or CMS (and their respective Affiliates) any legal or equitable remedy or claim under or with respect to this Agreement.

IN WITNESS WHEREOF, the parties have negotiated and duly executed this Agreement on the day and year first written above.



AMOCO CORPORATION

By /s/ John D. Spence
   ------------------------
Name: John D. Spence
Title: Attorney-In-Fact


AMOCO PRODUCTION COMPANY

By /s/ John D. Spence
   ------------------------
Name: John D. Spence
Title: Attorney-In-Fact


CMS ENERGY CORPORATION

By P. D. Hopper
   ------------------------
Name: Preston D. Hopper
Title: Vice President


CMS ENTERPRISES COMPANY

By P. D. Hopper
   ------------------------
Name: Preston D. Hopper
Title: Vice President


CMS-NOMECO OIL & GAS COMPANY

By /s/ W. H. Stephens
   ------------------------
Name: W. H. Stephens, III
Title: Sr. Vice President


WALTER INTERNATIONAL, INC.

By F. Fox Benton, Jr.
   ------------------------
Name: F. Fox Benton, Jr.
Title: Exec. Vice President

WALTER CONGO HOLDINGS COMPANY

By F. Fox Benton, Jr.
   ------------------------
Name: F. Fox Benton, Jr.
Title: Exec. Vice President


WALTER INTERNATIONAL CONGO, INC.

By F. Fox Benton, Jr.
   ------------------------
Name: F. Fox Benton, Jr.
Title: Exec. Vice President